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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

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[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              REALNETWORKS, INC.
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                (Name of Registrant as Specified In Its Charter)

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DESCRIPTION OF VIDEO PRESENTATION

Kelly Jo MacArthur, Vice President, General Counsel and Corporate Secretary of RealNetworks, Inc., will be seated in a room located at the Company's headquarters as she reads the following script while being videotaped.

TRANSCRIPT OF AUDIO/VIDEO PRESENTATION TO BE POSTED ON WEB SITES

Hi, I'm KellyJo MacArthur, Vice President, General Counsel and Corporate Secretary for RealNetworks. Our annual shareholder meeting will take place this year on Friday, May 22, 1998, at 2:00 p.m. Pacific Daylight Time at the Hotel Monaco in Seattle. Only shareholders of record on April 1, 1998 are entitled to attend and vote at the annual meeting. For those of you who can't make it, please check back to this Web page for a live Webcast on the 22nd. An archive will also be available for viewing after the meeting.

The primary purposes of the meeting are:
1) to elect one director;
2) to approve an amendment to the Company's Amended and Restated 1996 Stock Option Plan; and
3) to ratify the appointment of the Company's independent auditors for fiscal year 1998.

Of course, if you were a shareholder of record on April 1, 1998, you should consult your proxy statement for additional details, but I will the summarize the proposals and report the Board's recommendations:


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Proposal 1:  Election of Director

Shareholders are being asked to elect a "Class 1 director", who will serve until the Annual Meeting of Shareholders in 2001. Mitchell Kapor, who currently is the Company's Class 1 director, has been nominated by the Board of Directors for re-election.

Mitchell Kapor has been a director of the Company since October 1995. Mr. Kapor founded the nonprofit public Internet organization, the Electronic Frontier Foundation, in 1990, served as its President from 1990 to 1993, its Chairman from 1993 to 1995, and as a director from 1995 to 1996. Mr. Kapor designed Lotus 1-2-3, founded Lotus Development Corporation in 1982 and served as its President and Chief Executive Officer from April 1982 to July 1986. Mr. Kapor holds a Bachelor of Arts degree in Cybernetics from Yale University and a Master of Arts in Psychology from Beacon College. Mr. Kapor is 47 years old.

The Board unanimously recommends that shareholders vote "for" the nominee, Mitchell Kapor.

Proposal 2: Amendment to the Amended and Restated 1996 Stock Option Plan to increase the number of shares reserved for issuance under the Plan by 2.5 million shares.

The Company's Amended and Restated 1996 Stock Option Plan currently provides for grants of incentive and nonqualified options to purchase up to 9.8 million shares of Common Stock to employees, officers, directors, and consultants of the Company or its affiliates. The purpose of the Plan is to promote the Company's success by aligning individual

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financial interests with long-term shareholder value. The Board believes that the number of shares currently available should be increased by 2.5 million shares to achieve the purpose of the 1996 Plan.

The Board unanimously recommends that shareholders vote "for" the Amendment to the Amended and Restated 1996 Stock Option Plan.

Proposal 3:  Appointment of Independent Auditors

The Board has appointed KPMG Peat Marwick LLP as independent auditors for the Company's fiscal year ending December 31, 1998. KPMG has audited the accounts of the Company since 1994. The firm performed audit services in connection with the examination of the consolidated financial statements of the Company for fiscal year 1997. In addition, the firm has rendered other services in connection with various filings with the SEC.

The Board unanimously recommends that shareholders vote "for" the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company.

We look forward to seeing you at the meeting on the 22nd, either live or on the Web.